UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

HORIZON LINES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of matters to a Vote of Security Holders.

Horizon Lines, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 5, 2014. At the meeting, shareholders elected each of the nominees nominated by the Board of Directors (the “Board”) to serve a three-year term on the Company’s Board. Shareholders also approved the adoption of a Section 382 rights plan which was adopted by the Board in August 2012 (the “Rights Plan”) to preserve the Company’s substantial amount of net operating loss carry forwards and other tax benefits. Further, Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2014. Finally, shareholders approved, on an advisory basis, the Company’s executive compensation program for its named executive officers, as described in the Company’s Proxy Statement.

Set forth below are the final voting results for each of the proposals.

Election of Director Nominees

Director	For	Withheld	Broker Non-Votes
James LaChance	29,087,526	49,426	5,853,654
Steven L. Rubin	29,084,602	52,350	5,853,654

Approve the adoption of the Rights Plan

For	Against	Abstain	Broker Non-Votes
29,110,589	24,723	1,640	5,853,654

Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
34,973,432	8,799	8,375	0

Approval of Company’s Executive Compensation for Named Executive Officers

For	Against	Abstain	Broker Non-Votes
26,360,332	2,761,273	15,347	5,853,654

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: June 10, 2014	By:	/s/ Michael T. Avara

Michael T. Avara
Executive Vice President and
Chief Financial Officer